Exhibit 99.2

Supplemental Information

June 30, 2011

(Unaudited)

South San Francisco, CA	Sarasota, FL

Tiverton, RI	Elk Grove, CA

Table of Contents

Company Information	1
Summary	2
Funds From Operations and Funds Available for Distribution	3
Capitalization	4
Indebtedness and Ratios	5
Investments and Dispositions	6
Development	7
Owned Portfolio
Portfolio summary	8
Portfolio concentrations	9
Same property leased portfolio	10
Lease expirations and debt investment maturities	11
Owned Senior Housing Portfolio
Investments and operator concentration	12
Trends	13
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	14
Trends and HCR ManorCare information	15
Owned Life Science Portfolio
Investments, tenant concentration and trends	16
Selected lease expirations and leasing activity	17
Owned Medical Office Portfolio
Investments and trends	18
Leasing activity	19
Owned Hospital Portfolio
Investments and operator concentration	20
Trends	21
Investment Management Platform
Summary and balance sheets	22
Statements of operations and funds from operations	23
Net operating income	24
Portfolio summary	25
Reporting Definitions and Reconciliations of Non-GAAP Measures	26-30

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Joseph P. Sullivan
Chief Operating and Financial Officer	Chairman of the Board of Advisors
Jones Lang LaSalle Incorporated	RAND Health

Senior Management

James F. Flaherty III	Thomas M. Klaritch
Chairman and	Executive Vice President
Chief Executive Officer	Medical Office Properties

Jonathan M. Bergschneider	James W. Mercer
Executive Vice President	Executive Vice President, General Counsel
Life Science Estates	and Corporate Secretary

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Asset Management and Senior Housing
Thomas D. Kirby
Executive Vice President	Kendall K. Young
Acquisitions and Valuations	Executive Vice President

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President - Chief Financial Officer at (562) 733-5309.

(1)         As of July 29, 2011.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues	$488,706	$301,877	$820,411	$596,697
NOI	381,055	219,015	627,211	431,174
Adjusted EBITDA	432,365	249,208	701,834	486,600
FFO applicable to common shares	317,911	161,875	467,658	320,552
FFO as adjusted applicable to common shares	312,199	161,875	494,254	308,652
FAD applicable to common shares	251,875	138,074	411,497	267,723
Net income applicable to common shares	222,993	79,465	286,939	154,301
Diluted FFO per common share	$0.78	$0.55	$1.19	$1.08
Diluted FFO as adjusted per common share	0.77	0.55	1.35	1.04
Diluted FAD per common share	0.62	0.47	1.12	0.91
Diluted EPS	0.55	0.27	0.73	0.52
FFO as adjusted payout ratio			71%	89%
Financial Leverage			40%	41%
Adjusted fixed charge coverage			2.9x	2.7x

	June 30,	December 31,
Leased properties:	2011	2010
Senior housing	317	251
Post-acute/skilled nursing	313	45
Life science	108	102
Medical office	254	253
Hospital	21	21
Total	1,013	672

Portfolio Income from Assets Under Management(1)	Assets Under Management: $18.6 billion(2)

(1)  Represents the adjusted NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the six months ended June 30, 2011.

(2)  Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at June 30, 2011.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Funds From Operations and Funds Available for Distribution
Dollars and shares in thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income applicable to common shares	$222,993	$79,465	$286,939	$154,301
Depreciation and amortization of real estate, in-place lease and other intangibles	90,052	77,912	181,472	156,883
DFL depreciation	2,633	—	3,005	—
Gain on sales of real estate	—	(65)	—	(65)
Gain upon consolidation of joint venture	270	—	(7,769)	—
FFO from unconsolidated joint ventures	1,963	4,563	4,011	9,433
FFO applicable to common shares	$317,911	$161,875	$467,658	$320,552
Distributions on dilutive convertible units	2,964	1,637	6,018	3,244
Diluted FFO applicable to common shares	$320,875	$163,512	$473,676	$323,796

Weighted average shares used for diluted FFO per share	413,996	299,474	397,060	298,525

Diluted FFO per common share	$0.78	$0.55	$1.19	$1.08

Dividends declared per common share	$0.48	$0.465	$0.96	$0.93

FFO payout ratio	61.5%	84.5%	80.7%	86.1%

Impact of adjustments to FFO:
Impairment recoveries	$—	$—	$—	$(11,900)
Merger-related items	(5,712)	—	26,596 (1)	—
	$(5,712)	$—	$26,596	$(11,900)

FFO as adjusted applicable to common shares	$312,199	$161,875	$494,254	$308,652
Distributions on dilutive convertible units and other	2,975	1,637	5,915	3,285
Diluted FFO as adjusted applicable to common shares	$315,174	$163,512	$500,169	$311,937

Weighted average shares used for diluted FFO as adjusted per share(2)	408,985	299,474	371,004	298,525

Diluted FFO as adjusted per common share(2)	$0.77	$0.55	$1.35	$1.04

FFO as adjusted payout ratio	62.3%	84.5%	71.1%	89.4%

FFO as adjusted applicable to common shares	$312,199	$161,875	$494,254	$308,652
Amortization of above and below market lease intangibles, net	(1,187)	(1,804)	(2,093)	(3,708)
Stock-based compensation	5,103	4,182	10,205	7,688
Amortization of debt premiums, discounts and issuance costs, net(3)	3,391	1,836	6,349	5,304
Straight-line rents	(15,612)	(8,419)	(32,912)	(21,695)
DFL interest accretion(4)	(22,262)	(2,569)	(24,937)	(5,408)
DFL depreciation	(2,633)	—	(3,005)	—
Deferred revenues – tenant improvement related	(767)	(929)	(1,643)	(1,857)
Deferred revenues – additional rents (SAB 104)	(1,416)	(1,668)	566	(165)
Leasing costs and tenant and capital improvements	(11,447)	(11,925)	(20,940)	(16,545)
Joint venture and other FAD adjustments(4)(5)	(13,494)	(2,505)	(14,347)	(4,543)
FAD applicable to common shares	$251,875	$138,074	$411,497	$267,723
Distributions on convertible units	2,964	1,637	2,616	—
Diluted FAD applicable to common shares	$254,839	$139,711	$414,113	$267,723

Weighted average shares used for diluted FAD per share	408,985	299,474	368,704	295,067

Diluted FAD per common share	$0.62	$0.47	$1.12	$0.91

(1)

$26.6 million of merger-related items attributable to the HCR ManorCare Acquisition (incurred from January 1st through April 6th 2011) include the following: (i) $26.8 million of direct transaction costs, (ii) $23.9 million of interest expense associated with the $2.4 billion senior unsecured notes issued on January 24, 2011, which proceeds of such offering were obtained to prefund the HCR ManorCare Acquisition, which increases were partially offset by (iii) $24.1 million of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

(2)	$0.16 per share of merger-related items attributable to the HCR ManorCare Acquisition include the following:
	(i)	$0.07 per share of direct transaction costs that are discussed in footnote 1(i) above;
	(ii)	($0.07) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare debt and other miscellaneous items that are discussed in footnote 1(iii) above; and
(iii)

$0.16 per share of negative carry related to prefunding activities consisting of: (a) 76 million shares from the Company’s December 2010 and March 2011 common stock offerings (excludes 4.5 million shares in March 2011 related to the underwriters’ overallotment option), which issuances increased our weighted average shares by 26 million shares for the six months ended June 30, 2011; and (b) $0.07 per share for the interest expense related to the $2.4 billion senior notes discussed in footnote 1(ii) above. Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

(3)

Excludes $0.1 million related to the amortization of deferred issuance costs of the $2.4 billion senior notes issued in January 2011, which costs are included in merger-related items for the three months ended June 30, 2011. Excludes $11.3 million related to the write-off of unamortized loan fees for the Company’s bridge loan commitment and $0.8 million related to the amortization of deferred issuance costs of the senior notes discussed above, which costs are included in merger-related items for the six months ended June 30, 2011.

(4)

For both the three and six months ended June 30, 2011, DFL interest accretion includes a reduction of $13.3 million, and Joint venture and other FAD adjustments include a contribution of $14.5 million, as a result of HCP’s equity interest in the operations of HCR ManorCare, Inc. (“HCR ManorCare OpCo”). The Company’s joint venture interest in HCR ManorCare OpCo is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding reduction of related lease expense recognized at the HCR ManorCare OpCo level.

(5)	Includes Investment Management Platform, HCP’s equity interest in HCR ManorCare OpCo and four other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Capitalization

Dollars and shares in thousands, except price data
Total Debt
	June 30, 2011	December 31, 2010	June 30, 2010
Senior unsecured notes	$5,706,998	$3,318,379	$3,524,022
Mortgage and other secured debt	1,780,665	1,235,779	1,751,520
Other debt	89,466	92,187	94,956
Consolidated debt	7,577,129	4,646,345	5,370,498
HCP’s share of unconsolidated debt(1)	144,620	335,966	338,707
Total debt	$7,721,749	$4,982,311	$5,709,205

Total Market Capitalization
	June 30, 2011
	Shares/Units	Value/Units	Total Value
Common stock	407,120	$36.69	$14,937,233
Convertible partnership units
2 for 1(2)	1,732	73.38	127,094
1 for 1(3)	2,480	36.69	90,991
	4,212		218,085
Preferred stock:
7.25% Series E (Callable at par)	4,000	25.46	101,840
7.10% Series F (Callable at par)	7,820	25.06	195,969
	11,820		297,809

Consolidated market equity			$15,453,127

Consolidated debt			7,577,129

Consolidated market capitalization			$23,030,256

HCP’s share of unconsolidated debt(1)			144,620

Total market capitalization			$23,174,876

Common Stock and Equivalents
		Weighted Average Shares		Weighted Average Shares
	Shares	Three Months Ended		Six Months Ended
	Outstanding	June 30, 2011		June 30, 2011
	June 30, 2011	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Common stock	407,120	406,193	406,193	389,249	389,249
Common equivalent securities:
Restricted stock and units	1,807	249	249	231	231
Dilutive impact of options	1,609	1,609	1,609	1,620	1,620
Convertible partnership units	5,945	3,659	5,945	—	5,960
Total common and equivalents	416,481	411,710	413,996	391,100	397,060

Other Information
Trading Symbol		Senior Unsecured Debt Ratings
HCP	Common Stock	Moody’s	Baa2 (stable outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB+ (stable outlook)

Stock Exchange Listing
NYSE

(1)     Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare OpCo.

(2)     Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at the time of conversion or, at the Company’s election, two shares of the Company’s common stock.

(3)     Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at the time of conversion or, at the Company’s election, one share of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization) June 30, 2011
	Bank Line of Credit(1)	Senior Unsecured Notes	Rates(2)	Mortgage Debt(3)	Rates(2)	Consolidated Debt	HCP’s Share of Unconsolidated Debt(4)	Rates(2)		Total Debt
2011 (6 months)	$—	$292,265	4.79%	$19,291	6.02%	$311,556	$1,282	N/A	%	$312,838
2012	—	250,000	6.67	73,515	5.08	323,515	9,621	5.31		333,136
2013	—	550,000	5.81	366,895	6.03	916,895	3,165	7.04		920,060
2014	—	487,000	3.27	183,234	5.74	670,234	738	N/A		670,972
2015	—	400,000	6.64	301,530	6.01	701,530	11,231	5.82		712,761
2016	—	900,000	5.07	284,963	6.92	1,184,963	46,936	6.05		1,231,899
2017	—	750,000	6.04	511,785	6.07	1,261,785	34,780	5.91		1,296,565
2018	—	600,000	6.83	5,015	5.90	605,015	—	—		605,015
2019	—	—	—	392	—	392	—	—		392
2020	—	—	—	420	—	420	—	—		420
Thereafter	—	1,500,000	5.75	48,229	5.23	1,548,229	37,107	5.00		1,585,336
Subtotal		5,729,265		1,795,269		7,524,534	144,860			7,669,394
Other debt(5)	—	—		—		89,466	—			89,466
(Discounts) and premiums, net	—	(22,267)		(14,604)		(36,871)	(240)			(37,111)
Total debt	$—	$5,706,998		$1,780,665		$7,577,129	$144,620			$7,721,749

Weighted average interest rate	N/A	5.64%		6.11%		5.75%	5.84%			5.75%

Weighted average maturity in years	3.75	6.51		5.07		6.17	5.30			6.15

Ratios			Covenants
	June 30,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at June 30, 2011.
	2011	2010
Consolidated Debt/Consolidated Gross Assets	39.8%	31.9%
Financial Leverage (Total Debt/Total Gross Assets)	39.9%	32.8%		Bank Line of Credit
			Financial Covenants(7)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	9.3%	8.5%	Leverage Ratio	No greater than 60%	41%
Total Secured Debt/Total Gross Assets	9.9%	10.4%	Secured Debt Ratio	No greater than 30%	11%
			Unsecured Leverage Ratio	No greater than 60%	39%
Fixed and variable rate ratios(6):			Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	2.89x
Fixed rate Total Debt	96.1%	93.8%
Variable rate Total Debt	3.9%	6.2%
	100.0%	100.0%

(1)   At June 30, 2011, the Company had $113 million of aggregate letters of credit pledged against the revolving line of credit facility, including a $103 million letter of credit as a result of the Ventas, Inc. (“Ventas”) litigation. For further information regarding the Ventas litigation see Note 12 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(2)   Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.

(3)   Mortgage debt attributable to non-controlling interests at June 30, 2011was $2.5 million.

(4)   Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare OpCo. At June 30, 2011, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare OpCo’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(5)   Represents non-interest bearing life care bonds and occupancy fee deposits at three of the Company’s senior housing facilities that have no scheduled maturities.

(6)   $250 million of fixed-rate senior unsecured notes are presented as variable-rate debt as the interest payments under such debt have been swapped (pay float and receive fixed) and $88 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

(7)   Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Investments and Dispositions

Dollars in thousands

Investments
June 30, 2011
Description	Three Months Ended	Six Months Ended
HCR ManorCare real estate acquisition(1)	$6,016,962	$6,016,962
HCR ManorCare OpCo investment(1)	95,000	95,000
HCP Ventures II acquisition(3)	—	546,979
Acquisitions of other real estate	64,900	163,542
Total fundings for development, tenant and capital improvements(4)	31,991	53,833
Total investments	$6,208,853	$6,876,316

Acquisitions of other real estate for the three months ended June 30, 2011

Location	Date	Capacity	Segment	Investment
South San Francisco, CA	April 15, 2011	20 acres	Life science	$64,900

Dispositions for the three months ended June 30, 2011
Description	Segment	Payoff/ Settlement Value, Net of Costs
Mezzanine and Mortgage Participations	Date
Genesis	April 1, 2011	Post-acute/skilled	$330,396
HCR ManorCare(2)	April 7, 2011	Post-acute/skilled	1,630,720
Total	$1,961,116

(1)      On April 7, 2011, the Company acquired the real estate assets of privately-owned HCR ManorCare, Inc. for $6.1 billion. After reducing the purchase price by $88 million, which represents the difference between the fair value and the par value of our HCR ManorCare debt investments (at closing) that were settled as part of this acquisition, the adjusted purchase price is $6.0 billion. The adjusted purchase price of the HCR ManorCare real estate acquisition is comprised of the following: (i) $4.0 billion of cash consideration; and (ii) $2.0 billion representing the fair value of our HCR ManorCare debt investments. In conjunction with the acquisition of the real estate assets of HCR ManorCare, the Company exercised its option to purchase an equity interest in the operations of HCR ManorCare for $95 million that represented a 9.9% equity interest at closing.

(2)      Settlement value of the debt investments in HCR ManorCare presented excludes the $360 million participation in the first mortgage debt that the Company purchased on January 31, 2011 as this purchase was for the sole purpose of prefunding the HCR ManorCare Acquisition.

(3)      Represents 65% of the HCP Ventures II investments. On January 14, 2011, the Company acquired its partner’s 65% interest in a joint venture that owns 25 senior housing facilities with 5,621 units, becoming the sole owner of the portfolio. At closing, the Company paid approximately $136 million for the interest and assumed its partner’s share of $650 million (fair value of $635 million) of Fannie Mae secured debt with a weighted average fixed-rate of 5.66% and weighted average term to maturity of 5.3 years. At closing, the Company valued the HCP Ventures II investment at approximately $842 million.

(4)      The three months ended June 30, 2011, includes the following: (i) $15.2 million of development, (ii) $7.1 million of first generation tenant and capital improvements, and (iii) $9.7 million of second generation tenant and capital improvements (excludes $1.8 million of leasing costs). The six months ended June 30, 2011, includes the following: (i) $27.1 million of development, (ii) $12.1 million of first generation tenant and capital improvements, and (iii) $14.6 million of second generation tenant and capital improvements (excludes $6.4 million of leasing costs). Investments for development include capitalized interest for the three and six months ended June 30, 2011 of $6.5 million and $12.5 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Development

As of June 30, 2011, dollars and square feet in thousands

Redevelopment Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Modular Labs IV	So. San Francisco, CA	Life science	4Q 2010	110	$53,852	$57,069
Soledad(4)	San Diego, CA	Life science	3Q 2011	28	12,135	14,932
1030 Massachusetts Avenue	Cambridge, MA	Life science	1Q 2012	66	21,373	39,992
Knoxville	Knoxville, TN	Medical office	3Q 2011	38	6,707	8,740
Westpark Plaza	Plano, TX	Medical office	1Q 2012	70	11,156	16,959
Folsom	Sacramento, CA	Medical office	1Q 2012	92	29,363	37,751
Innovation Drive	San Diego, CA	Medical office	1Q 2012	84	24,047	37,100
Fresno(5)	Fresno, CA	Hospital	4Q 2012	N/A	3,306	20,554

	Total				$161,939	$233,097

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	697
Poway, CA	Life science	72	1,261
Torrey Pines, CA	Life science	6	93
		169	3,717

Investment-to-date(2)(3)			$359,019

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(6)	Leased
500/600 Saginaw	Redwood City, CA	Life science	March 2011	88	$43,030	—

(1)   Investment-to-date of $162 million includes the following: (i) $48 million in development costs and construction in progress, (ii) $69 million of buildings and (iii) $45 million of land.

(2)   Investment-to-date of $359 million includes the following: (i) $286 million in land and (ii) $73 million in development costs and construction in progress.

(3)   Development costs and construction in progress of $156 million presented on the Company’s consolidated balance sheet at June 30, 2011, includes the following: (i) $48 million of costs for development projects in process; (ii) $73 million of costs for land held for development; and (iii) $35 million for tenant and other facility related improvement projects in process.

(4)   Represents approximately half of the Soledad project remaining in redevelopment. The balance of the project was placed in service during the quarter ended September 30, 2010.

(5)   Represents approximately 25% of the Fresno hospital placed in redevelopment in March 2011. The balance of the hospital remains in operations.

(6)   Represents the investment as of the date the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Owned Portfolio Summary

As of and for the six months ended June 30, 2011, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product

Leased	Property			Age			Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	(Years)	Capacity		%	Amount	CFC	Amount	CFC
Senior housing	317	$5,899,283	$240,812	15	36,424	Units	86.3	$449,890	1.11 x	$534,985	1.32 x
Post-acute/skilled	313	5,480,734	132,911	32	41,773	Beds	87.5	61,545	1.69 x	81,209	2.24 x
Life science	104	3,251,372	118,524	16	6,798	Sq. Ft.	89.2	N/A	N/A	N/A	N/A
Medical office	188	2,272,818	95,889	19	13,097	Sq. Ft.	91.1	N/A	N/A	N/A	N/A
Hospital	17	648,386	39,075	25	2,361	Beds	54.5	305,868	4.62 x	338,984	5.12 x
	939	$17,552,593	$627,211	22

	Secured		Interest
	Loans	Investment	Income
	Senior housing	$1,250	$7
	Post-acute/skilled(2)	9,887	87,207
	Hospital	14,099	735
		$25,236	$87,949

	Mezzanine		Interest
	Loans	Investment	Income
	Post-acute/skilled(2)	$—	$10,673
	Hospital(3)	85,744	—
		$85,744	$10,673
	Total	$17,663,573	$725,833

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended June 30, 2011
						Adjusted NOI
	Rental	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(4)	NOI	Income(5)	Income
Senior housing	$130,131	$775	$129,356	$114,093	$7	$114,100
Post-acute/skilled	123,545	54	123,491	106,055	60,189	166,244
Life science	71,527	12,590	58,937	53,137	—	53,137
Medical office	80,184	31,980	48,204	46,678	—	46,678
Hospital	22,289	1,222	21,067	20,442	330	20,772
	$427,676	$46,621	$381,055	$340,405	$60,526	$400,931

	Six Months Ended June 30, 2011
						Adjusted NOI
	Rental	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(4)	NOI	Income(5)	Income
Senior housing	$242,577	$1,765	$240,812	$212,130	$7	$212,137
Post-acute/skilled	132,985	74	132,911	115,153	97,880	213,033
Life science	143,952	25,428	118,524	106,760	—	106,760
Medical office	159,900	64,011	95,889	92,250	—	92,250
Hospital	41,264	2,189	39,075	37,798	735	38,533
	$720,678	$93,467	$627,211	$564,091	$98,622	$662,713

(1)      EBITDAR, EBITDARM and their respective CFC are not presented for HCR ManorCare as these metrics for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios are not meaningful because the combined portfolio is cross-collaterized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 15 of this report.

(2)      On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 3 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC. Includes $43 million of interest income related to debt investments in Genesis HealthCare that were prepaid on April 1, 2011. For additional information regarding the Genesis HealthCare debt investments see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)      Represents a secured loan to Cirrus Group, LLC that was placed on non-accrual status effective January 1, 2011. At June 30, 2011, the combined carrying value ($86 million) and related accrued interest ($6 million) of this loan was $92 million. For additional information regarding the senior loan to Cirrus Group, LLC see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(4)      NOI attributable to non-controlling interests for the three and six months ended June 30, 2011 was $1.0 million and $2.1 million, respectively.

(5)      Includes loan accretion for the three and six months ended June 30, 2011 of $1.2 million and $18.5 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Owned Portfolio Concentrations

As of and for the six months ended June 30, 2011, dollars in thousands

Geographic Diversification of Leased Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total
CA	149	$641,252	$262,107	$3,131,893	$212,191	$128,545	$4,375,988	25
TX	97	695,853	101,459	—	685,153	227,241	1,709,706	10
FL	95	816,877	523,770	—	151,150	62,450	1,554,247	9
PA	54	256,408	1,163,925	—	—	—	1,420,333	8
IL	51	495,790	675,637	—	13,481	—	1,184,908	7
OH	72	211,397	659,887	—	9,101	—	880,385	5
MI	38	174,809	557,284	—	—	—	732,093	4
MD	34	295,442	222,753	—	29,428	—	547,623	3
VA	29	318,362	171,463	—	40,769	—	530,594	3
NJ	21	373,296	95,966	—	—	—	469,262	3
Other	299	1,619,797	1,046,483	119,479	1,131,545	230,150	4,147,454	23
Total	939	$5,899,283	$5,480,734	$3,251,372	$2,272,818	$648,386	$17,552,593	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total
CA	149	$33,549	$6,417	$112,037	$6,596	$8,353	$166,952	27
TX	97	27,672	2,060	—	26,059	12,341	68,132	11
FL	95	33,174	11,461	—	6,837	3,951	55,423	9
PA	54	7,459	26,042	—	—	—	33,501	5
IL	51	18,033	14,589	—	646	—	33,268	5
OH	72	6,960	17,368	—	313	—	24,641	4
VA	29	11,556	5,806	—	1,779	—	19,141	3
MI	38	7,090	11,853	—	—	—	18,943	3
CO	26	8,199	2,183	—	7,618	688	18,688	3
MD	34	10,719	4,936	—	1,540	—	17,195	3
Other	294	76,401	30,196	6,487	44,501	13,742	171,327	27
Total	939	$240,812	$132,911	$118,524	$95,889	$39,075	$627,211	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%
HCR ManorCare	Post-acute/skilled	$472,500	33
Emeritus Corporation	Senior housing	93,651	6
Sunrise Senior Living	Senior housing	84,093	6
Horizon Bay(2)	Senior housing	70,960	5
Brookdale(2)	Senior housing	65,891	5
HCA	Hospital	46,230	3
Amgen	Life science	40,936	3
Genentech	Life science	37,088	3
Takeda	Life science	17,164	1
Tenet	Hospital	16,018	1
Other		499,702	34
		$1,444,233	100

(1)  The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)  On June 1, 2011, the Company announced it has entered into definitive agreements, subject to customary closing conditions, to form a strategic venture with Brookdale Senior Living, Inc. (“Brookdale”) that includes the operation of 37 HCP-owned senior living communities leased to or operated by Horizon Bay Retirement Living (“Horizon Bay”) to Brookdale. As part of this transaction, Brookdale will acquire Horizon Bay, assume an existing triple-net lease for 9 of these senior living communities and assume Horizon Bay’s management of 3 communities, one of which was recently developed by HCP.

See Reporting Definitions and Reconciliations of Non-GAAP Measures
9

Owned Same Property Leased Portfolio

As of June 30, 2011, dollars and square feet in thousands

		Senior		Post-Acute/		Life		Medical

	Total	Housing(1)		Skilled		Science		Office	Hospital

Property count	558	220		45		95		182	16

Investment	$10,188,438	$4,105,356		$244,738		$3,052,205		$2,177,498	$608,641

Percent of leased portfolio (by investment)	58.0%	69.6%		4.5%		93.9%		95.8%	93.9%

Capacity		25,095 Units		5,286 Beds		6,320 Sq. Ft.		12,708 Sq. Ft	2,361 Beds

Year-Over-Year Three-Month SPP

Occupancy:

June 30, 2011		86.0%		85.5%		92.0%		90.8%	56.2%

June 30, 2010		85.2%		85.7%		89.8%		90.7%	61.9%

% change		0.8%		(0.2%	)	2.2%		0.1%	(5.7%	)

NOI % change	5.1%	10.7%		2.5%		0.9%		3.7%	(2.4%	)

Adjusted NOI:

June 30, 2011	$210,946	$83,207		$9,219		$52,348		$46,315	$19,857

June 30, 2010	$205,502	$77,964		$8,971		$54,679		$44,589	$19,299

Adjusted NOI % change	2.6%	6.7%		2.8%		(4.3%	)	3.9%	2.9%

Sequential Three-Month SPP

Occupancy:

June 30, 2011		86.0%		85.5%		92.0%		90.8%	56.2%

March 31, 2011		86.5%		85.1%		91.8%		90.7%	51.3%

% change		(0.5%	)	0.4%		0.2%		0.1%	4.9%

NOI % change	1.3%	(0.6%	)	0.6%		(0.4%	)	0.9%	18.4%

Adjusted NOI:

June 30, 2011	$210,946	$83,207		$9,219		$52,348		$46,315	$19,857

March 31, 2011	$206,474	$82,939		$9,102		$52,482		$45,273	$16,678

Adjusted NOI % change	2.2%	0.3%		1.3%		(0.3%	)	2.3%	19.1%

Year-Over-Year Six-Month SPP

NOI % change	6.0%	12.2%		2.3%		1.3%		3.4%	1.0%

Adjusted NOI:

June 30, 2011	$417,016	$165,742		$18,321		$104,830		$91,588	$36,535

June 30, 2010	$398,455	$153,325		$17,856		$104,646		$89,053	$33,575

Adjusted NOI % change	4.7%	8.1%		2.6%		0.2%		2.8%	8.8%

(1)      Senior housing three-month SPP includes one facility acquired in the quarter ended March 31, 2010 with an investment value of $8.9 million, 85 units and three month occupancy as of June 30, 2011 of 90.8% (one quarter in arrears). This facility is excluded from the six-month senior housing SPP metrics as its results of operations are not included for the full comparable period.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At June 30, 2011, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2011(2)	2012	2013	2014	2015	2016	2017	2018	2019	2020	Thereafter

Lease Expirations

Senior housing:
Properties	317	—	1	2	5	1	17	12	49	37	33	160
Annualized revenues	$452,955	$—	$331	$11,257	$4,925	$199	$24,195	$19,657	$91,233	$73,336	$49,603	$178,219

Post-acute/skilled:
Properties	313	—	—	—	9	1	6	9	3	12	4	269
Annualized revenues	$452,255	$—	$—	$—	$7,062	$429	$5,742	$8,193	$1,650	$9,838	$2,996	$416,345

Life science:
Square feet	6,066	299	160	364	381	1,004	277	748	486	58	881	1,408
Annualized revenues	$220,713	$10,579	$3,629	$10,103	$9,741	$29,058	$7,876	$25,684	$24,511	$2,649	$40,131	$56,752

Medical office:
Square feet	11,927	988	1,467	1,719	1,482	1,344	937	691	875	670	829	925
Annualized revenues	$252,030	$22,087	$32,461	$31,842	$33,260	$29,991	$18,189	$14,715	$17,452	$13,609	$18,684	$19,740

Hospital:
Properties	17	—	—	1	3	—	—	2	—	4	—	7
Annualized revenues	$65,070	$—	$—	$2,553	$16,018	$—	$—	$4,547	$—	$6,273	$—	$35,679

Total annualized revenues	$1,443,023	$32,666	$36,421	$55,755	$71,006	$59,677	$56,002	$72,796	$134,846	$105,705	$111,414	$706,735

Debt Investment Maturities

Senior housing:
Annualized revenues	$81	$—	$—	$—	$—	$—	$81	$—	$—	$—	$—	$—

Post-acute/skilled:
Annualized revenues	$1,129	$—	$—	$958	$171	$—	$—	$—	$—	$—	$—	$—

Hospital(3):
Annualized revenues	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$1,210	$—	$—	$958	$171	$—	$81	$—	$—	$—	$—	$—

(1)      The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)      Includes month-to-month and holdover leases.

(3)     Effective January 1, 2011, a secured loan to Cirrus Group, LLC was placed on non-accrual status. During the three and six months ended June 30, 2011, no revenues were recognized for this loan; consequently, no annualized revenue amounts for this loan are presented. For additional information regarding the senior loan to Cirrus Group, LLC see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Senior Housing Portfolio

As of and for the six months ended June 30, 2011, dollars in thousands

Investments

Operating	Property			Average		Occupancy	EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	167	$2,454,596	$114,586	13	14,969	86.0	$220,038	1.19 x	$264,270	1.43 x
Independent living	45	1,409,487	55,701	20	9,591	87.5	113,675	0.90 x	129,319	1.03 x
CCRCs	12	606,449	27,571	22	3,770	89.0	69,000	1.26 x	82,057	1.50 x
	224	$4,470,532	$197,858	15	28,330	86.9	$402,713	1.10 x	$475,646	1.30 x

Direct Financing	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	27	$614,522	$26,862	14	3,141	85.8	$47,177	1.17 x	$59,339	1.48 x
HCR ManorCare(1)	66	814,229	16,092	15	4,953	83.0	N/A	N/A	N/A	N/A
	93	1,428,751	42,954	15	8,094	84.1

Leased Properties	317	$5,899,283	$240,812	15	36,424	86.3	$449,890	1.11 x	$534,985	1.32 x

Secured		Interest
Loans	Investment	Income
Assisted living	$1,250	$7

Total	$5,900,533	$240,819

Operator Concentration(2)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%	CFC(1)	CFC(1)
Sunrise Senior Living(3)(4)	48	98	$1,312,331	22	$48,694	20	5,568	87.7	1.24 x	1.50 x
Emeritus Corporation(3)	69	96	1,134,711	19	64,496	27	7,742	87.4	1.18 x	1.38 x
Horizon Bay Senior Communities	36	97	1,002,778	17	35,956	15	6,906	90.8	0.83 x	0.95 x
HCR ManorCare(1)	66	100	814,229	14	16,092	7	4,953	83.0	N/A	N/A
Brookdale	24	92	675,813	11	34,700	14	4,809	87.2	1.31 x	1.54 x
Harbor Retirement Associates	14	100	210,849	4	8,091	3	1,346	84.6	1.13 x	1.43 x
Aegis Senior Living	10	80	182,152	3	7,864	3	702	86.0	1.00 x	1.17 x
Other(3)	50	94	567,670	10	24,926	11	4,398	82.4	1.10 x	1.35 x
	317	96	$5,900,533	100	$240,819	100	36,424	86.3	1.11 x	1.32 x

(1)      EBITDAR, EBITDARM and their respective CFC are not presented for HCR ManorCare as these metrics for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios are not meaningful because the combined portfolio is cross-collaterized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 15 of this report.

(2)      Property count, units and occupancy are presented for leased properties and excludes secured loans.

(3)      On November 1, 2010, the Company transitioned 27 assets formerly operated by Sunrise Senior Living to Emeritus Corporation. For these transitioned assets, occupancy and CFC are disclosed under “other” until the requisite periods have elapsed to allow us to report such measures completely under the new operator.

(4)      Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	06/30/11	03/31/11	06/30/10(1)	06/30/11	06/30/10	06/30/11(2)	03/31/11(3)	06/30/10(3)

Property count	220	220	220	219	219	317	251	233
Investment	$4,105,356	$4,100,266	$4,079,993	$4,096,419	$4,071,056	$5,899,283	$5,079,835	$4,201,684
Units	25,095	25,101	25,037	25,010	24,952	36,424	31,465	25,965
3-Month Occupancy %	86.0	86.5	85.2	86.0	85.2	85.9	87.2	84.9
12-Month Occupancy %	86.1	85.9	85.7	86.0	85.7	86.3	86.8	85.3
EBITDAR	$380,586	$374,124	354,356	$379,436	$354,356	$449,890	$443,130	$356,238
EBITDAR CFC	1.20 x	1.19 x	1.15 x	1.20 x	1.15 x	1.11 x	1.11 x	1.15 x
EBITDARM	$455,479	$448,800	426,710	$454,122	$426,710	$534,985	$527,629	$429,188
EBITDARM CFC	1.43 x	1.43 x	1.39 x	1.43 x	1.39 x	1.32 x	1.32 x	1.38 x
NOI:
Rental and related revenues	$81,864	$82,915	$74,194	$164,334	$146,203
DFL income	13,499	13,395	11,995	26,893	24,210
Operating expenses(4)	(100)	(516)	(118)	(613)	(496)
	$95,263	$95,794	$86,071	$190,614	$169,917
Adjusted NOI:
Straight-line rents	(9,077)	(9,549)	(4,753)	(18,586)	(9,613)
Below market lease intangibles, net	(631)	(631)	(785)	(1,262)	(1,571)
DFL interest accretion	(2,348)	(2,675)	(2,569)	(5,024)	(5,408)
	$83,207	$82,939	$77,964	$165,742	$153,325

(1)   Occupancy, EBITDAR and EBITDARM exclude one facility acquired in the quarter ended March 31, 2010 as those metrics are reported one quarter in arrears, and therefore are not applicable for this facility.

(2)   EBITDAR, EBITDARM and their respective CFC are not presented for HCR ManorCare as these metrics for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios are not meaningful because the combined portfolio is cross-collaterized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 15 of this report.

(3)   Amounts presented conform to current presentation without giving effect to discontinued operations.

(4)   Excludes certain non-property specific operating expenses allocated to certain segments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the six months ended June 30, 2011, dollars in thousands, unless otherwise indicated

Investments
				Average
Leased	Property			Age		Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	45	$244,738	$18,890	27	5,286	85.3	$61,545	1.69 x	$81,209	2.24 x
HCR ManorCare DFLs(1)	268	5,235,996	114,021	33	36,487	87.9	N/A	N/A	N/A	N/A
Leased properties	313	$5,480,734	$132,911	32	41,773	87.5

Secured and
Mezzanine			Interest
Loans		Investment	Income
HCR ManorCare(2)		$—	$54,303
Genesis HealthCare(3)		—	43,007
Other		9,887	570
		$9,887	$97,880
Total		$5,490,621	$230,791

Operator Concentration(4)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)(2)	268	100	$5,235,996	95	$168,324	73	36,487	87.9	N/A	N/A
Formation Capital	9	100	63,102	1	3,428	1	934	94.6	2.20 x	2.71 x
Covenant Care	12	100	62,318	1	5,319	2	1,328	83.3	1.77 x	2.33 x
Kindred	9	100	38,117	1	4,071	2	1,288	85.8	1.34 x	1.96 x
Trilogy Health Services	5	100	33,351	1	2,757	1	546	89.8	1.62 x	2.03 x
Other(5)	10	60	57,737	1	46,892	21	1,190	77.7	1.57 x	2.17 x
	313	99	$5,490,621	100	$230,791	100	41,773	87.5	1.69 x	2.24 x

(1)      EBITDAR, EBITDARM and their respective CFC are not presented for HCR ManorCare as these metrics for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios are not meaningful because the combined portfolio is cross-collaterized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 15 of this report.

(2)      On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 3 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)      On April 1, 2011, the Company’s debt investments in Genesis HealthCare were prepaid.

(4)      Property count, beds and occupancy are presented for leased properties and exclude secured and mezzanine loans.

(5)      Other includes $43 million in interest income related to debt investments in Genesis HealthCare that were prepaid April 1, 2011. For additional information regarding Genesis HealthCare see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands, except HCR ManorCare information

Portfolio Trends
	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	06/30/11	03/31/11	06/30/10	06/30/11	06/30/10	06/30/11(1)	03/31/11(2)	06/30/10(2)

Property count	45	45	45	45	45	313	45	48
Investment	$244,738	$244,738	$244,738	$244,738	$244,738	$5,480,734	$244,738	$255,084
Beds	5,286	5,286	5,331	5,286	5,331	41,773	5,286	5,628
3-Month Occupancy %	85.5	85.1	85.7	85.5	85.7	88.2	85.1	85.6
12-Month Occupancy %	85.3	85.4	85.3	85.3	85.3	87.5	85.4	85.4
EBITDAR	$61,545	$58,173	$53,298	$61,545	$53,298	61,545	58,173	55,188
EBITDAR CFC	1.69 x	1.61 x	1.49 x	1.69 x	1.49 x	1.69 x	1.61 x	1.49 x
EBITDARM	$81,209	$77,479	$72,929	$81,209	$72,929	81,209	77,479	75,863
EBITDARM CFC	2.24 x	2.14 x	2.04 x	2.24 x	2.04 x	2.24 x	2.14 x	2.05 x
Quality Mix	63.8%	62.2%	61.5%	63.8%	61.5%	68.1%	62.2%	61.5%
NOI:

Rental revenues	$9,507	$9,440	$9,299	$18,947	$18,569
Operating expenses(3)	(26)	(15)	(47)	(41)	(92)
	9,481	9,425	9,252	18,906	18,477

Adjusted NOI:
Straight-line rents	(262)	(323)	(281)	(585)	(621)
	$9,219	$9,102	$8,971	$18,321	$17,856

HCR ManorCare Leased Portfolio Summary
As of and for the six months ended June 30, 2011, dollars in thousands

Investment	Property			Adjusted		EBITDAR		EBITDARM
Summary	Count	Investment(4)	NOI(5)	NOI	Occupancy	Amount	CFC	Amount	CFC
Assisted living	66	$814,229	$16,092	$13,397	83.0%	N/A	N/A	N/A	N/A
Post-acute/skilled	268	5,235,996	114,021	96,847	87.9%	N/A	N/A	N/A	N/A

Total	334	$6,050,225	$130,113	$110,244	87.3%	$604,307	1.28 x	$781,373	1.65 x

	06/30/11	03/31/11	06/30/10

Quality mix	70.8%	70.9%	72.0%

HCR ManorCare OpCo (guarantor) fixed charge coverage(6)				1.57 x

(1)      EBITDAR, EBITDARM, their respective CFC and quality mix are not presented for HCR ManorCare as these metrics for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios are not meaningful because the combined portfolio is cross-collaterized under a single master lease. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)      Amounts presented conform to current presentation, without giving effect to discontinued operations.

(3)      Excludes certain non-property specific operating expenses allocated to certain segments.

(4)      The Company’s total investment in HCR ManorCare includes aggregated accumulated accretion of $33.3 million as of June 30, 2011.

(5)      Senior housing and post-acute/skilled NOI includes reductions of $1.6 million and $11.7 million, respectively, related to HCP’s equity interest in HCR ManorCare OpCo.

(6)      HCR ManorCare OpCo (guarantor) fixed charge coverage is based on EBITDAR for the trailing 12 months, is one quarter in arrears from the date presented and includes home health and hospice EBITDAR and corporate general and administrative expenses, excluding HCR ManorCare’s non-recurring expenses associated with the sale of its real estate to HCP. The fixed charges include the most recent monthly cash rent annualized and cash interest expense based on the trailing 12 months and are one quarter in arrears from the date presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Life Science Portfolio

As of and for the six months ended June 30, 2011, unless otherwise indicated, dollars and square feet in thousands
Investments
	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %
San Francisco	74	$2,559,306	$89,602	17	4,576	89.4
San Diego	20	572,587	22,435	18	1,553	86.5
Utah	10	119,479	6,487	11	669	94.6
	104	$3,251,372	$118,524	16	6,798	89.2

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$40,936	19	684	11
Genentech	37,088	17	794	13
Takeda	17,164	8	324	5
Rigel Pharmaceuticals	12,799	6	147	2
Exelixis, Inc.	12,726	6	295	5
Myriad Genetics	7,082	3	310	5
Google	6,461	3	248	4
General Atomics	5,520	3	281	5
ARUP	5,418	2	324	5
Alexza Pharmaceuticals, Inc.	5,159	2	107	2
Other	70,360	31	2,552	43
	$220,713	100	6,066	100

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		At the Period Ended
	06/30/11	03/31/11	06/30/10	06/30/11	06/30/10	06/30/11	03/31/11(1)	06/30/10(1)

Property count	95	95	95	95	95	104	104	96
Investment	$3,052,205	$3,048,538	$3,034,633	$3,052,205	$3,034,633	$3,251,372	$3,247,606	$3,086,012
Square feet	6,320	6,319	6,321	6,320	6,321	6,798	6,797	6,399
Occupancy %	92.0	91.8	89.8	92.0	89.8	89.2	89.0	88.7
NOI:
Rental and related revenues	$59,421	$59,191	$59,092	$118,612	$117,668
Tenant recoveries	9,320	10,049	9,596	19,369	19,236
Operating expenses(2)	(10,728)	(11,023)	(11,195)	(21,751)	(22,208)
	$58,013	$58,217	$57,493	$116,230	$114,696
Adjusted NOI:
Straight-line rents	(3,740)	(4,109)	(971)	(7,849)	(6,362)
Below market lease intangibles, net	(336)	(37)	(254)	(373)	(510)
Lease termination fees	(1,589)	(1,589)	(1,589)	(3,178)	(3,178)
	$52,348	$52,482	$54,679	$104,830	$104,646

(1)   Amounts are presented as originally reported, without giving effect to discontinued operations.

(2)   Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues

2011(1)	299	5	$10,579	5	256	$8,878	43	$1,701	—	$—

2012	160	3	3,629	2	80	1,227	80	2,402	—	—

2013	364	6	10,103	5	304	8,909	60	1,194	—	—

Thereafter	5,243	86	196,402	88	3,449	147,370	1,160	36,531	634	12,501

	6,066	100	$220,713	100	4,089	$166,384	1,343	$41,828	634	$12,501

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(2)	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2010	5,876	$36.20

Acquisitions	140	33.30

Expirations	(197)	19.60

Renewals, amendments and extensions	112	18.83	(1.5)	$6.70	$3.14	28	57.0

New leases and expansions	120	19.62		12.86	10.29	74

Leased Square Feet as of March 31, 2011	6,051	$36.23

Expirations	(4)	24.00

Renewals, amendments and extensions	4	24.00	—	$—	$—	12	57.8

New leases and expansions	15	12.93		25.47	7.17	59

Leased Square Feet as of June 30, 2011	6,066	$36.39

(1)  Includes month-to-month and holdover leases.

(2)  Represents actual base rents.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Medical Office Portfolio

As of and for the six months ended June 30, 2011, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %
On-Campus	143	$1,818,327	$76,701	19	10,841	91.2
Off-Campus	45	454,491	19,188	18	2,256	90.2
	188	$2,272,818	$95,889	19	13,097	91.1

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	06/30/11	03/31/11	06/30/10	06/30/11	06/30/10	06/30/11	03/31/11(1)	06/30/10(1)

Property count	182	182	182	182	182	188	188	184
Investment	$2,177,498	$2,167,315	$2,137,639	$2,177,498	$2,137,639	$2,272,818	$2,262,456	$2,150,549
Square feet	12,708	12,707	12,699	12,708	12,699	13,097	13,097	12,788
Occupancy %	90.8	90.7	90.7	90.8	90.7	91.1	91.0	90.8
NOI:
Rental and related revenues	$66,108	$65,824	$64,882	$131,932	$129,370
Tenant recoveries	11,300	11,512	11,902	22,812	23,484
Operating expenses(2)	(29,717)	(30,091)	(30,783)	(59,808)	(61,000)
	$47,691	$47,245	$46,001	$94,936	$91,854
Adjusted NOI:
Straight-line rents	(1,343)	(1,976)	(865)	(3,319)	(1,609)
Above (below) market lease intangibles, net	(33)	4	(547)	(29)	(1,192)
	$46,315	$45,273	$44,589	$91,588	$89,053

(1)   Amounts are presented as originally reported, without giving effect to discontinued operations.

(2)   Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(1)	In Rents(2)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2010	11,798	$21.82

Acquisitions	132	18.74
Expirations	(569)	24.57
Renewals, amendments and extensions	462	23.43	1.0	$6.16	$4.46	85	81.2
New leases	111	21.44		18.94	5.09	84
Terminations	(16)	13.91

Leased Square Feet as of March 31, 2011	11,918	$21.86

Expirations	(321)	21.97
Renewals, amendments and extensions	254	22.06	1.1	$5.91	$2.32	50	80.4
New leases	82	20.68		20.36	4.12	59
Terminations	(6)	16.81

Leased Square Feet as of June 30, 2011	11,927	$21.94

(1)   Represents actual base rents.

(2)   For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Hospital Portfolio

As of and for the six months ended June 30, 2011, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	5	$452,672	$28,492	34	1,578	55.8	$251,826	5.54 x	$275,593	6.07 x
Rehab	7	96,784	3,987	21	502	58.8	27,366	3.16 x	31,232	3.61 x
Specialty	2	63,725	2,565	27	37	—	21,335	4.16 x	23,662	4.61 x
LTACH	3	35,205	4,031	17	244	43.5	5,341	0.76 x	8,497	1.20 x
	17	$648,386	$39,075	25	2,361	54.5	$305,868	4.62 x	$338,984	5.12 x

Secured		Interest
Loans	Investment	Income
Acute care	$14,099	$735

Mezzanine		Interest
Loans	Investment	Income
Specialty(2)	$85,744	$—

Total	$748,229	$39,810

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare Corp	3	—	$196,709	26	$11,584	29	756
HCA	1	—	167,164	22	10,184	26	668
Cirrus Health	2	—	149,469	20	2,566	6	37
Hoag Memorial Hospital Presbyterian	1	—	88,800	12	6,728	17	154
Other	10	70	146,087	20	8,748	22	746
	17	41	$748,229	100	$39,810	100	2,361

(1)      Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)      Represents a secured loan to Cirrus Group, LLC that was placed on non-accrual status effective January 1, 2011. At June 30, 2011, the combined carrying value ($86 million) and related accrued interest ($6 million) of this loan was $92 million. For additional information regarding the senior loan to Cirrus Group, LLC see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)      Property count and beds are presented for leased properties and exclude secured and mezzanine loans.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends
	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	06/30/11	03/31/11	06/30/10	06/30/11	06/30/10	06/30/11	03/31/11(1)	06/30/10(1)

Property count	16	16	16	16	16	17	17	17
Investment	$608,641	$608,641	$606,747	$608,641	$606,747	$648,386	$648,386	$646,456
Beds	2,361	2,361	2,338	2,361	2,338	2,361	2,361	2,345
3-Month Occupancy %	56.2	51.3	61.9	56.2	61.9	56.2	51.3	62.6
12-Month Occupancy %	54.5	55.7	58.9	54.5	58.9	54.5	55.7	59.0
EBITDAR	$296,542	$295,822	$309,926	$296,542	$309,926	$305,868	$307,286	$322,969
EBITDAR CFC	4.68 x	4.65 x	4.95 x	4.68 x	4.95 x	4.62 x	4.62 x	4.93 x
EBITDARM	$328,263	$327,367	$341,719	$328,263	$341,719	$338,984	$340,306	$356,438
EBITDARM CFC	5.18 x	5.15 x	5.46 x	5.18 x	5.46 x	5.12 x	5.12 x	5.44 x
NOI:
Rental and related revenues	$21,524	$18,111	$21,376	$39,635	$39,870
Operating expenses	(1,221)	(965)	(576)	(2,186)	(2,786)
	$20,303	$17,146	$20,800	$37,449	$37,084

Adjusted NOI:
Straight-line rents	(254)	(275)	(1,308)	(529)	(3,124)
Below market lease intangibles, net	(192)	(193)	(193)	(385)	(385)
	$19,857	$16,678	$19,299	$36,535	$33,575

(1)      Amounts presented conform to current presentation without giving effect to discontinued operations.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Investment Management Platform

As of and for the six months ended June 30, 2011, dollars in thousands

						HCP’s
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(1)	Fee Income(2)	(in years)

HCP Ventures III	Medical office	October-06	30%(3)	$142,379	$9,359	$199	10
HCP Ventures IV	Medical office	April-07	20%	649,107	36,793	840	10
HCP Life Science	Life science	August-07	50%-63%	143,763	66,058	2	97-98
				$935,249	$112,210	$1,041

Balance Sheets(4)
	June 30, 2011		December 31, 2010
	Medical Office	Life Science	Medical Office	Life Science
ASSETS
Real estate:
Buildings and improvements	$670,676	$28,535	$665,925	$37,489
Land	67,968	8,271	67,897	8,271
Accumulated depreciation and amortization	(104,851)	(15,104)	(94,901)	(23,428)
Net real estate	633,793	21,702	638,921	22,332

Cash and cash equivalents and restricted cash	14,545	2,519	15,275	1,876
Intangible assets, net	39,424	—	42,805	—
Other assets, net	21,193	1,615	20,112	1,684
Total assets	$708,955	$25,836	$717,113	$25,892

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$468,057	$8,256	$469,061	$9,882
Intangible liabilities, net	11,713	—	12,523	—
Accounts payable, accrued liabilities and deferred revenue	13,967	1,019	12,458	1,016
Total liabilities	493,737	9,275	494,042	10,898

HCP’s capital	34,366	8,913	36,158	7,918
Partners’ capital	180,852	7,648	186,913	7,076
Total liabilities and members’ capital	$708,955	$25,836	$717,113	$25,892

(1)

The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)

Investment management fee income presented on the Company’s consolidated income statement for the six months ended June 30, 2011 of $1.1 million includes $70,000 from HCP Ventures II, an unconsolidated senior housing joint venture. On January 14, 2011, the Company acquired its partner’s 65% interest, becoming the sole owner of the portfolio. For additional information see Note 8 to the Condensed Consolidated Financial Statements for the quarter ended June 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)	The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.
(4)	Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Investment Management Platform

 In thousands

Statement of Operations and Funds From Operations(1)
	Three Months Ended June 30, 2011		Three Months Ended June 30, 2010
	Medical Office	Life Science	Medical Office	Life Science
Revenues:
Rental and related revenues	$15,413	$2,696	$17,130	$3,032
Tenant recoveries	3,925	304	4,327	376
Total revenues	19,338	3,000	21,457	3,408

Costs and expenses:
Depreciation and amortization	7,121	379	7,612	612
Operating	8,204	362	8,258	395
General and administrative	710	24	1,042	12
Total costs and expenses	16,035	765	16,912	1,019

Other income (expense):
Other income, net	—	—	6	—
Interest expense	(6,743)	(157)	(6,858)	(217)
Net income (loss)	$(3,440)	$2,078	$(2,307)	$2,172

Depreciation and amortization	7,121	379	7,612	612
FFO	$3,681	$2,457	$5,305	$2,784

HCP’s pro rata share of FFO	$855	$1,433	$1,176	$1,640

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$(141)	$—	$(81)	$—
Amortization of debt issuance costs, net	189	9	189	9
Straight-line rents	(248)	47	(750)	92
Leasing costs and tenant and capital improvements	(2,718)	(154)	(1,986)	(495)

	Six Months Ended June 30, 2011		Six Months Ended June 30, 2010
	Medical Office	Life Science	Medical Office	Life Science
Revenues:
Rental and related revenues	$31,725	$5,393	$34,396	$4,832
Tenant recoveries	8,023	638	8,751	728
Total revenues	39,748	6,031	43,147	5,560

Costs and expenses:
Depreciation and amortization	14,138	902	16,877	1,223
Operating	16,331	717	16,597	778
General and administrative	1,577	39	1,991	42
Total costs and expenses	32,046	1,658	35,465	2,043

Other income (expense):
Other income, net	2	—	8	—
Interest expense	(13,426)	(326)	(13,708)	(441)
Net income (loss)	$(5,722)	$4,047	$(6,018)	$3,076

Depreciation and amortization	14,138	902	16,877	1,223
FFO	$8,416	$4,949	$10,859	$4,299

HCP’s pro rata share of FFO	$1,927	$2,883	$2,432	$2,487

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$(266)	$—	$(51)	$—
Amortization of debt issuance costs, net	379	17	379	17
Straight-line rents	(556)	4	(699)	151
Leasing costs and tenant and capital improvements	(4,035)	(475)	(3,115)	(663)

(1)   Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

  In thousands

Net Operating Income(1)
	Three Months Ended June 30, 2011		Three Months Ended June 30, 2010
	Medical Office	Life Science	Medical Office	Life Science

Net income (loss)	$(3,440)	$2,078	$(2,307)	$2,172
Depreciation and amortization	7,121	379	7,612	612
General and administrative	710	24	1,042	12
Other income, net	—	—	(6)	—
Interest expense	6,743	157	6,858	217

NOI	$11,134	$2,638	$13,199	$3,013
Straight-line rents	(248)	47	(750)	92
Amortization of above (below) market lease intangibles, net	(141)	—	(81)	—

Adjusted NOI	$10,745	$2,685	$12,368	$3,105

HCP’s pro rata share of NOI	$2,504	$1,537	$2,917	$1,772

HCP’s pro rata share of adjusted NOI	$2,416	$1,563	$2,735	$1,818

	Six Months Ended June 30, 2011		Six Months Ended June 30, 2010
	Medical Office	Life Science	Medical Office	Life Science

Net income (loss)	$(5,722)	$4,047	$(6,018)	$3,076
Depreciation and amortization	14,138	902	16,877	1,223
General and administrative	1,577	39	1,991	42
Other income, net	(2)	—	(8)	—
Interest expense	13,426	326	13,708	441

NOI	$23,417	$5,314	$26,550	$4,782
Straight-line rents	(556)	4	(699)	151
Amortization of above (below) market lease intangibles, net	(266)	—	(51)	—
Lease termination fees	(31)	—	(429)	—

Adjusted NOI	$22,564	$5,318	$25,371	$4,933

HCP’s pro rata share of NOI	$5,246	$3,093	$5,895	$2,766

HCP’s pro rata share of adjusted NOI	$5,054	$3,100	$5,619	$2,842

(1)   Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

As of and for the six months ended June 30, 2011, dollars and square feet in thousands

	Property			Adjusted	Average	Square
HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy%
Medical office:
On-Campus	9	$109,282	$4,508	$4,323	11	619	98.7
Off-Campus	4	33,097	1,115	1,082	10	183	84.1
	13	$142,379	$5,623	$5,405	10	802	95.4

	Property			Adjusted	Average	Square
HCP Ventures IV	Count(1)	Investment	NOI	NOI	Age (Years)	Feet	Occupancy%(2)
Medical office:
On-Campus	22	$212,111	$5,295	$5,279	23	1,103	73.0
Off-Campus	31	355,613	9,708	9,383	19	1,483	84.3
Hospital:
LTACH	1	12,193	195	195	5	N/A
Rehab	1	13,965	625	552	5	N/A
Specialty	2	55,225	1,971	1,750	7	N/A
	57	$649,107	$17,794	$17,159	20

	Property			Adjusted	Average	Square
HCP Life Science	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy%
San Francisco	2	$74,523	$2,364	$2,453	14	147	100.0
San Diego	2	69,240	2,950	2,865	15	131	90.3
	4	$143,763	$5,314	$5,318	15	278	95.4

Total	74	$935,249	$28,731	$27,882

(1)          During 2010, one medical office building was placed into redevelopment; its statistics are not included in the medical office information.

(2)          Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Adjusted EBITDA	$432,365	$249,208	$701,834	$486,600
Interest expense:
Continuing operations	105,129	72,745	213,705	148,697
Discontinued operations	—	2	—	6
HCP’s share of interest expense from the Investment Management Platform	1,584	4,981	3,159	9,940
Capitalized interest	6,550	5,154	12,538	10,204
Preferred stock dividends	5,283	5,283	10,566	10,566
Fixed charges	$118,546	$88,165	$239,968	$179,413

Adjusted fixed charge coverage	3.6 x	2.8 x	2.9 x	2.7 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for 12 months. The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent 12 months of available data divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income:

In thousands

	Three Months Ended June 30		Six Months Ended June 30,
	2011	2010	2011	2010

Net income	$234,252	$88,595	$308,236	$172,696
Interest expense:
Continuing operations	105,129	72,745	213,705	148,697
Discontinued operations	—	2	—	6
Income taxes:
Continuing operations	248	571	285	943
Discontinued operations	—	6	—	21
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	90,052	77,700	181,472	155,634
Discontinued operations	—	212	—	1,249
Equity income from unconsolidated joint ventures	(14,950)	(2,486)	(15,748)	(3,869)
HCP’s share of EBITDA from the Investment Management Platform	3,872	11,388	7,969	22,098
Other joint venture adjustments	13,492	540	13,684	1,090
EBITDA	$432,095	$249,273	$709,603	$498,565

Impairment recoveries	—	—	—	(11,900)
Gain on sales of real estate	—	(65)	—	(65)
Gain upon consolidation of joint venture	270	—	(7,769)	—
Adjusted EBITDA	$432,365	$249,208	$701,834	$486,600

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date presented. The Company uses Facility EBITDAR in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date presented.  The Company uses Facility EBITDARM in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies. The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock—based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (computed in accordance with GAAP), excluding gains or losses from real estate dispositions and upon changes in control of joint ventures, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of impairments, impairment recoveries and merger-related items.  Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offering which increases the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions.  Management believes FFO as adjusted is a useful alternative measurement.  This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, impairments, impairment recoveries, other income, net, income taxes, equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income:

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$234,252	$88,595	$308,236	$172,696
Interest income	(60,526)	(36,156)	(98,622)	(71,422)
Investment management fee income	(504)	(1,290)	(1,111)	(2,598)
Depreciation and amortization	90,052	77,700	181,472	155,634
Interest expense	105,129	72,745	213,705	148,697
General and administrative	34,872	20,525	56,824	45,449
Impairment recoveries	—	—	—	(11,900)
Other income, net	(7,518)	(181)	(17,830)	(494)
Income taxes	248	571	285	943
Equity income from unconsolidated joint ventures	(14,950)	(2,486)	(15,748)	(3,869)
Total discontinued operations, net of taxes	—	(1,008)	—	(1,962)
NOI	$381,055	$219,015	$627,211	$431,174

Straight-line rents	(15,612)	(8,419)	(32,912)	(21,695)
DFL interest accretion	(22,262)	(2,569)	(24,937)	(5,408)
Amortization of above and below market lease intangibles, net	(1,187)	(1,804)	(2,093)	(3,708)
Lease termination fees	(1,589)	(1,589)	(3,178)	(3,573)
NOI adjustments related to discontinued operations	—	10	—	21
Adjusted NOI	$340,405	$204,644	$564,091	$396,811

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing 12 months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for senior housing facilities, post-acute/skilled nursing facilities and hospitals are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs and debt investments, and excludes properties under development, including redevelopment, and land held for development.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-medicaid revenues as a percent of total revenues for the trailing 12 months and is one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental Revenues.  Represents rental and related revenues, tenant recoveries and income from direct financing leases.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Retention Rate.  The Company defines retention rate as the ratio of total square feet expiring and available for lease to total renewed square feet, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  Same property statistics allow management to evaluate the performance of the Company’s leased property portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its same property portfolio as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented.  Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio.  SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Senior Housing.  ALFs, ILFs and CCRCs.  For reporting purposes, the Company’s senior housing portfolio also includes a school formerly operated as an assisted living facility.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands

	June 30, 2011	December 31, 2010	June 30, 2010
Consolidated total assets	$17,693,058	$13,331,923	$12,244,643
Investments in and advances to unconsolidated joint ventures	(224,625)	(195,847)	(265,436)
Accumulated depreciation and amortization	1,578,111	1,446,134	1,356,697
Accumulated depreciation and amortization from assets held for sale	—	—	12,592
Consolidated gross assets	$19,046,544	$14,582,210	$13,348,496
HCP’s share of unconsolidated total assets(1)	297,427	515,182	541,916
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	26,524	71,977	65,126
Total gross assets	$19,370,495	$15,169,369	$13,955,538

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, 12 months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare OpCo.

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